Exhibit 4.5

AMENDMENT NO. 1 TO THE DEPOSIT AGREEMENT

AMENDMENT NO. 1 TO THE DEPOSIT AGREEMENT, dated as of December 31, 2023 (“Amendment No. 1”), among ATHENE HOLDING LTD., a Delaware corporation (the “Company”) (as successor to ATHENE HOLDING LTD., a Bermuda exempted company limited by shares (the “Predecessor”)), COMPUTERSHARE INC., a Delaware corporation (“Computershare”), and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company (“Trust Company”), jointly as Depositary, the Trust Company as Registrar and as Transfer Agent, and Computershare as Dividend Disbursing Agent and Redemption Agent, and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.

WITNESSETH:

WHEREAS, the Predecessor and the Depositary entered into that certain Deposit Agreement dated June 10, 2019, (the “Deposit Agreement”) for the deposit of the Predecessor’s 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series A (the “Series A Preference Shares”) and for the issuance of Depositary Shares representing a fractional interest in the Series A Preference Shares deposited and for the execution and delivery of Receipts evidencing such Depositary Shares;

WHEREAS, the parties hereto are parties to the Deposit Agreement;

WHEREAS, Athene Holding Ltd., as a result of the Redomestication, has discontinued as a Bermuda exempted company pursuant to Section 132G of the Companies Act 1981 of Bermuda and, pursuant to Section 265 of the General Corporation Law of the State of Delaware (the “DGCL”), the Company continues its existence under the DGCL as a Delaware corporation and the Predecessor’s Series A Preference Shares have been converted into the Company’s 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”);

WHEREAS, Section 6.01 of the Deposit Agreement provides, in part, that the Company and the Depositary may at any time and from time to time amend any provision of the Deposit Agreement without the consent of holders of Receipts to make any change that does not materially and adversely affect the rights of the holder or Receipts or would not be materially and adversely inconsistent with the rights granted to the holders of the Series A Preference Shares pursuant to the Certificate of Designations;

WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable for the purposes set forth herein to amend the Deposit Agreement;

WHEREAS, Section 6.01 of the Deposit Agreement further provides, in part, that as a condition precedent to the Depositary’s execution of any amendment, the Company shall deliver to the Depositary a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of Section 6.01;

WHEREAS, the Company has delivered to the Depositary or caused to be delivered to the Depositary on its behalf, an officer’s certificate stating that the proposed amendment is in compliance with the terms of Section 6.01 of the Deposit Agreement; and

WHEREAS, the parties hereto desire to amend the Deposit Agreement as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned thereto in the Deposit Agreement.

“Effective Date” shall mean the date set forth above and as of which this Amendment No. 1 shall become effective.

“Receipt” shall mean a receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Annex A hereto.

“Redomestication” shall mean a change of the domicile of the Company from Bermuda to the State of Delaware, causing the Company to become a U.S.-domiciled corporation.

ARTICLE 2

AMENDMENT OF THE DEPOSIT AGREEMENT

On and after the Effective Date:

(a) Exhibit A and Exhibit B to the Deposit Agreement are hereby amended and restated in their entirety with a new Exhibit A in the form attached as Annex A hereto, and a new Exhibit B in the form attached as Annex B hereto, respectively;

(b) all references in the Deposit Agreement to the term “Deposit Agreement” shall refer to the Deposit Agreement, dated as of June 10, 2019, as amended by this Amendment No. 1, and as further amended and supplemented from time to time after the Effective Date in accordance with the terms of the Deposit Agreement;

(c) all references in the Deposit Agreement to Athene Holding Ltd., a Bermuda exempted company limited by shares or the “Company” shall be references to Athene Holding Ltd., a Delaware corporation;

(d) the definition of “Depositary Share” in Article 1 of the Deposit Agreement shall be amended and restated as follows:

“Depositary Share” means the security representing a 1/1000th fractional interest in a Series A Preferred Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such Series A Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Series A Preferred Stock represented by such Depositary Share (including the dividend, voting, redemption and liquidation rights contained in the Certificate of Designations).

(e) each reference in the Deposit Agreement to “Series A Preference Shares” shall be deleted and replaced with “Series A Preferred Stock” and the defined term “Series A Preference Shares” in Article 1 of the Deposit Agreement shall be deleted in its entirety and replaced with the following defined term:

“Series A Preferred Stock” shall mean the Company’s validly issued, fully paid and nonassessable 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A (liquidation preference $25,000 per share), $1.00 par value per share.

ARTICLE 3

EFFECTIVENESS

This Amendment No. 1 shall become effective as of the Effective Date. Upon the effectiveness hereof, all references in the Deposit Agreement to “this Agreement” or the like shall refer to the Deposit Agreement as further amended hereby.

ARTICLE 4

NEW RECEIPTS

All Receipts issued hereunder after the Effective Date shall be substantially in the form of the specimen Receipt attached in Annex A hereto. The Depositary is authorized and directed by the Company to take any and all actions deemed necessary to effect the foregoing.

ARTICLE 5

NOTICE OF AMENDMENT TO HOLDERS OF RECEIPTS

The Depositary is hereby directed to send the notice attached hereto as Exhibit A informing the holders of Receipts (i) of the terms of this Amendment No. 1, (ii) of the Effective Date of this Amendment No. 1, (iii) that holders of uncertificated Receipts do not need to take any action in connection with this Amendment No. 1, and (iv) that copies of this Amendment No. 1 may be retrieved from the Securities and Exchange Commission’s website at www.sec.gov and may be obtained from the Depositary and the Company upon request.

ARTICLE 6

INDEMNIFICATION

Each of the Company and the Depositary acknowledges and agrees that the rights, protections and immunities of the Depositary, Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent and Dividend Disbursing Agent set forth in Article 5 of the Deposit Agreement, including the indemnification provisions of Section 5.06 of the Deposit Agreement, shall apply to the actions and transactions contemplated herein.

ARTICLE 7

RATIFICATION

Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

ARTICLE 8

COUNTERPARTS

This Amendment No. 1 may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by facsimile, PDF or other secure electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

ARTICLE 9

GOVERNING LAW

This Amendment No. 1 and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State, without regard to conflicts of laws principles that would result in the application of the law of any state other than the State of New York.

ARTICLE 10

ENTIRE AGREEMENT

This Amendment No. 1 and the Deposit Agreement as further amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof. Except as further amended hereby, all of the terms of the Deposit Agreement shall remain in full force and effect and are hereby confirmed in all respects.

ARTICLE 11

DEPOSITARY

None of the Depositary, Registrar, Transfer Agent, Dividend DisbursingAgent or Redemption Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment No. 1 to Deposit Agreement (except its countersignature herein) or for or in respect of the recitals and statements contained herein, all of which recitals are made solely by the Company, and none of the Depositary, Registrar, Transfer Agent, Dividend Disbursing Agent or Redemption Agent shall assume any responsibility for their correctness.

ARTICLE 12

OPINION

On the first business day following the execution of this Amendment, the Company shall deliver to the Depositary an opinion of counsel to the Company addressed to the Depositary containing opinions, relating to, (A) the existence and good standing of the Company and (B) this Amendment No. 1 constituting the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms.

IN WITNESS WHEREOF, Athene Holding Ltd. and Computershare Trust Company, N.A. and Computershare Inc. have duly executed this Amendment No. 1 as of the day and year first set forth above and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

ATHENE HOLDING LTD

By:	/s/ Martin P. Klein
	Name: Title:	Martin P. Klein Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A. and
COMPUTERSHARE INC., as Depositary,
COMPUTERSHARE TRUST COMPANY, N.A., as
Registrar and Transfer Agent, and
COMPUTERSHARE INC., as Dividend Disbursing
Agent and Redemption Agent

By:	/s/ Peter Duggan
	Name: Title:	Peter Duggan Executive Vice President

ANNEX A

FORM OF RECEIPT

UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO ATHENE HOLDING LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number: [    ]

Number of Depositary Shares: [    ]

CUSIP / ISIN NO.: 04686J 861 / US04686J8615

ATHENE HOLDING LTD.

RECEIPT FOR DEPOSITARY SHARES

Each Representing a 1/1,000th Interest in a Share of

6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A

(par value $1.00 per share)

(liquidation preference $25,000 per share)

Computershare Inc. (“Computershare”), a Delaware corporation, and Computershare Trust Company, N.A., a federally chartered trust company (“Trust Company”), jointly as Depositary (the “Depositary”), hereby certify that CEDE & CO. is the registered owner of [    ] depositary shares ($ [    ] aggregate liquidation preference) (“Depositary Shares”), each Depositary Share representing a 1/1,000th interest in a share of 6.35% Fixed-to-Floating Rate Perpetual Non-

Cumulative Preferred Stock, Series A, $1.00 par value per share and liquidation preference of $25,000 per share of Athene Holding Ltd., a Delaware corporation (the “Company”) (as successor to Athene Holding Ltd., a Bermuda exempted company limited by shares), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated June 10, 2019 (the “Deposit Agreement”), as amended by Amendment No. 1 to the Deposit Agreement, dated December 31, 2023 (“Amendment No. 1,” and together with the Deposit Agreement, the “Amended Deposit Agreement”), among the Company and Computershare and Trust Company, as Depositary, the Trust Company, as Registrar and Transfer Agent, and Computershare as Dividend Disbursing Agent and Redemption Agent (each term as defined in the Amended Deposit Agreement), and the holders from time to time of Receipts (as defined in the Amended Deposit Agreement) for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Amended Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Amended Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

Computershare Inc. and Computershare Trust Company, N.A., Jointly as Depositary

By:
Authorized Officer

Computershare Trust Company, N.A., as Registrar

By:
Authorized Officer

[FORM OF REVERSE OF RECEIPT]

The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)

under Uniform Gifts to Minors Act
(State)

UNIF TRF MIN ACT -                      Custodian                      (until age              ) (Cust)              under Uniform Transfers to Minors Act(Minor)                      (State)

Additional abbreviations may also be

used though not in the above list

ASSIGNMENT

For value received,                  hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE, AS APPLICABLE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:	NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

ANNEX B

Certificate of Designations

(See attached.)

EXHIBIT A

NOTICE TO HOLDERS OF

ATHENE HOLDING LTD.

RECEIPT FOR DEPOSITARY SHARES (the “Receipts”)

Each Representing a 1/1,000th Interest in a Share of

6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A

(par value $1.00 per share)

(liquidation preference $25,000 per share) (the “Preferred Stock”)

NOTICE OF REDOMESTICATION OF ATHENE HOLDING LTD.

Company:	Athene Holding Ltd.

Depositary:	Computershare Inc., a Delaware corporation (“Computershare”) and Computershare Trust Company, N.A., a federally chartered trust company (“Trust Company”), jointly.

Registrar and Transfer Agent:	Trust Company

Dividend Disbursing Agent and Redemption Agent:	Computershare

Deposit Agreement:	Deposit Agreement dated June 10, 2019, by and among Athene Holding Ltd., a Bermuda exempted company limited by shares, Computershare and the Trust Company, jointly as Depositary, the Trust Company as Registrar and as Transfer Agent, and Computershare as Dividend Disbursing Agent and Redemption Agent and all holders from time to time of receipts issued thereunder (the “Holders”).

Amendment No. 1 to Deposit Agreement:	Amendment No. 1 to Deposit Agreement, dated as of December 31, 2023, among Athene Holding Ltd., a Delaware corporation (as successor to Athene Holding Ltd., a Bermuda exempted company limited by shares), Computershare and the Trust Company, jointly as Depositary, the Trust Company as Registrar and as Transfer Agent, and Computershare as Dividend Disbursing Agent and Redemption Agent, and all holders from time to time of Receipts issued hereunder.

Existing Symbol:	ATHPrA

Existing CUSIP:	G0684D 305

New CUSIP:	04686J 861

Existing ISIN:	BMG0684D3054

New ISIN:	US04686J8615

Effective Date:	December 31, 2023

Notice is hereby given to the Holders that the Company has informed the Depositary that the Company has redomesticated the jurisdiction of organization of the Company from Bermuda to the State of Delaware (the “Redomestication”). No shareholder action is required in connection with the Redomestication, and all shareholders’ existing economic rights under the terms of the securities they hold will remain the same.

In connection with the Redomestication and pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary have entered into an Amendment No. 1 to the Deposit Agreement to reflect the Company’s change in jurisdiction of organization.

You do not need to take any action for existing Receipts. The new Receipts will be issued by DTC electronically to your bank/broker for further credit by them to your existing bank/brokerage account.

The Company has filed (a) a form of Amendment No. 1 to the Deposit Agreement, and (b) a form of Receipt that reflects the Redomestication with the U.S. Securities and Exchange Commission (the “SEC”) on Form 8-K. A copy of the filing is available from the SEC’s website at www.sec.gov under Registration Number 001-37963. Copies of the Deposit Agreement and of Amendment No. 1 to the Deposit Agreement are available at the principal offices of the Depositary at 150 Royall Street, Canton, Massachusetts 02021 and can also be retrieved from the SEC’s website at www.sec.gov under Registration Number 001-37963.

Please be advised that the Company reserves all of the rights, powers, claims, and remedies available to us under the Receipts, the Preferred Stock, the Deposit Agreement and the other agreements and documents with respect thereto, applicable law or otherwise. None of the Company, the Depository, the Registrar, the Transfer Agent, the Registrar, the Dividend Disbursing Agent or the Redemption Agent makes any recommendations nor gives any investment, legal or tax advice to Holders. We encourage you to review this notice carefully and to consult your own legal, financial, and tax advisors to assess the impact of the Redomestication on the Securities and the implications of the Redomestication for your investment in the Securities.

Athene Holding Ltd.

Date: January [•], 2024